Reznick Fedder & Silverman
              Certified Public Accountants - A Professional Corporation

           5607 Glenridge Drive - Suite 500 Atlanta, Georgia 30342-4998
                 - Phone (404) 847-9447  -  Fax (404) 847-9495


                                                 January 8, 2001


Securities and Exchange Commission
450 Fifth  Street,  N.W.
Washington,  D.C.  20549

Attention:     Securities  and  Exchange  Commission:

We have previously audited, in accordance with generally accepted auditing standards, the October 31, 1999, 1998, 1997, 1996, 1995, 1994, and 1993
financial statements of Gump & Company. We rendered our report thereon dated March 13, 2000, and we have not performed any audit procedures since that date.

In  connection  with  our  audits,  there are no:

     1. Disagreements with management of Gump & Company about accounting principles, disclosure or audit scope.

     2. Communications to owners/managers of Gump & Company regarding fraud, illegal acts and internal control matters.

Our report on the financial statements referred to above contained no adverse opinion, disclaimer of opinion nor was it qualified or modified as to audit scope or accounting principles except for the addition of the following explanation paragraph:

      As discussed in Note A of the financial statements, the Company has been inactive since its formation on September 28, 1988. The Company presently has no credit facilities or identifiable sources of additional capital to develop independent business operations.

                                         Very  truly  yours,

                                         REZNICK  FEDDER  &  SILVERMAN


                                         /s/  Gail  White
                                         Gail  White,  CPA
                                         Principal


GW/mw


BETHESDA, MD        BALTIMORE, MD          CHARLOTTE, NC           BOSTON, MA
(301)652-9100       (410)783-4900           (704)332-9100         (617)423-5355

                                  www.rfs.com


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